December 5, 2024

Aristotle Funds Series Trust
11100 Santa Monica Blvd., Suite 1700
Los Angeles, CA 90025

Re: Amended and Restated Fee Waiver Agreement (the “Agreement”)

With reference to the (i) Investment Advisory Agreement, entered into by Aristotle Investment Services, LLC (“AIS”) and Aristotle Funds Series Trust (the “Trust”), on behalf of each of its series and the applicable share classes listed on Schedule A hereto (each, a “Fund” and, collectively, the “Funds”), dated April 17, 2023 (the “Advisory Agreement”), pursuant to which AIS provides investment advisory services to each Fund for compensation based on the value of the average daily net assets of such Fund (the “Advisory Fee”); and (ii) Supervision and Administration Agreement, entered into by AIS and the Trust, on behalf of each Fund, dated April 17, 2023 (the “Administration Agreement” and, with the Advisory Agreement, the “AIS Agreements”), pursuant to which AIS provides supervisory and administrative services and/or arranges for such services to each Fund for compensation based on the value of the average daily net assets of such Fund (the “Administrative Fee” and, together with the Advisory Fee, the “Fees”), we hereby notify you as follows:

1.Amendment and Restatement of Prior Agreement/Addition of Share Classes or New Series. This Agreement amends and restates the Fee Waiver Agreement with respect to the Funds, dated April 1, 2024, between AIS and the Trust, as amended from time to time. During the term of this Agreement, AIS may add certain share classes of the Funds or new series of the Trust to the Agreement from time to time by restating Schedule A.
2.Fee Waiver/Recoupment.

a.Fee Waiver and Current Expense Exclusions. Prior to the date indicated for each share class of each Fund in Schedule A, to the extent that the aggregate expenses (the “Expenses”) incurred by a Fund, including but not limited to organizational and offering costs and the Fees (but excluding interest, taxes, brokerage commissions, dividend and interest expenses on securities sold short, other expenditures which are capitalized in accordance with generally accepted accounting principles (other than offering costs), other extraordinary expenses not incurred in the ordinary course of such Fund’s business and amounts payable pursuant to a plan adopted in accordance with Rule 12b-1 under the Investment Company Act of 1940, as amended (the “1940 Act”)), exceed on an annual basis the amount specified in Schedule A (the “Expense Limit”), AIS shall waive its Fees under one or both of the AIS Agreements in an amount equal to such excess amount so that the Expenses incurred by a Fund in any fiscal year do not exceed the Expense Limit.
b.Fee Waiver and Revised Expense Exclusions. Beginning on the date indicated for each share class of each Fund in Schedule A, to the extent that the Expenses incurred by a Fund, including but not limited to organizational and offering costs and the Fees (but excluding acquired fund fees and expenses, interest, fees associated with any credit
840 Newport Center Drive, 7th Floor, Newport Beach, CA 92660    11100 Santa Monica Blvd., Suite 1700, Los Angeles, CA 90025
Tel: 949-999-4970 • Fax: 949-681-2199    Tel: 310-478-4005 • Fax: 310-478-8496

facility, taxes, brokerage commissions, dividend and interest expenses on securities sold short, other expenditures which are capitalized in accordance with generally accepted accounting principles (other than offering costs), other extraordinary expenses not incurred in the ordinary course of such Fund’s business and amounts payable pursuant to a plan adopted in accordance with Rule 12b-1 under the 1940 Act), with the exception of the Aristotle Portfolio Optimization Funds,1 for which acquired fund fees and expenses are also included within the Expense Limit, exceed on an annual basis the Expense Limit, AIS shall waive its Fees under one or both of the AIS Agreements in an amount equal to such excess amount so that the Expenses incurred by a Fund in any fiscal year do not exceed the Expense Limit.

c.Recoupment. The parties hereto agree that AIS may recoup in later periods any Fees waived pursuant to this Agreement, in the order such Fees were waived, with the oldest recoupable Fees recouped first, so long as (i) the Expenses of a Fund, after any recoupment, do not exceed the lesser of (x) the Expense Limit in effect at the time of the waiver or (y) the Expense Limit in effect at the time the recoupment is made; and (ii) the recoupment is made within three (3) years after the Fees were waived. With respect to each applicable share class of each Fund in Schedule A, fees waived pursuant to this Agreement prior to the date indicated in Schedule A may never be recouped.

3.Term and Termination of Agreement. This Agreement shall continue in effect with respect to each applicable share class of each Fund in Schedule A until the date noted in Schedule A with respect to such share class, and may not be terminated by AIS.

4.Reliance on Undertaking. We understand and intend that the Trust and the Funds will rely on this undertaking in preparing and filing Amendments to the registration statement on Form N-1A for the Trust with the Securities and Exchange Commission, in accruing each Fund’s expenses for purposes of calculating its net asset value per share and for other purposes permitted under Form N-1A and/or the 1940 Act, and expressly permit the Trust and the Funds to do so.

Very truly yours,

Aristotle Investment Services, LLC

By:	/s/ Kim St. Hilaire
Name:	Kim St. Hilaire
Title:	Chief Operating Officer

1 The Aristotle Portfolio Optimization Funds are: Aristotle Portfolio Optimization Conservative Fund, Aristotle Portfolio Optimization Moderate Conservative Fund, Aristotle Portfolio Optimization Moderate Fund, Aristotle Portfolio Optimization Growth Fund and Aristotle Portfolio Optimization Aggressive Growth Fund (each, an “Aristotle Portfolio Optimization Fund”).

ACCEPTED AND AGREED TO ON BEHALF OF:

Aristotle Funds Series Trust, on behalf of its series listed on Schedule A, hereto

By:	/s/ Richard Scweitzer
Name:	Richard Schweitzer
Title:	President

SCHEDULE A
To the
Amended and Restated Fee Waiver Agreement
(dated December 5, 2024)

Fund	Class	Expense Limit (based on percentage of the average daily net assets)	Date of Termination	Recoupment Eligibility and Revised Expense Exclusions Date*
Aristotle Ultra Short Income Fund	Class A	0.57%	July 31, 2028	August 1, 2025
	Class I	0.32%	July 31, 2028	August 1, 2025
	Class I-2	0.32%	July 31, 2028	August 1, 2025
Aristotle Short Duration Income Fund	Class A	0.75%	July 31, 2028	August 1, 2025
	Class C	1.50%	July 31, 2028	August 1, 2025
	Class I	0.39%	July 31, 2028	August 1, 2025
	Class I-2	0.49%	July 31, 2028	August 1, 2025
Aristotle Core Income Fund	Class A	0.85%	July 31, 2028	August 1, 2025
	Class C	1.60%	July 31, 2028	August 1, 2025
	Class I	0.45%	July 31, 2028	August 1, 2025
	Class I-2	0.55%	July 31, 2028	August 1, 2025
Aristotle ESG Core Bond Fund	Class I	0.48%	July 31, 2028	August 1, 2025
	Class I-2	0.48%	July 31, 2028	August 1, 2025
Aristotle Strategic Income Fund	Class A	0.94%	July 31, 2028	August 1, 2025
	Class C	1.69%	July 31, 2028	August 1, 2025
	Class I	0.59%	July 31, 2028	August 1, 2025
	Class I-2	0.69%	July 31, 2028	August 1, 2025
Aristotle Floating Rate Income Fund	Class A	1.02%	July 31, 2028	August 1, 2025
	Class C	1.77%	July 31, 2028	August 1, 2025
	Class I	0.72%	July 31, 2028	August 1, 2025
	Class I-2	0.77%	July 31, 2028	August 1, 2025
Aristotle High Yield Bond Fund	Class A	0.95%	July 31, 2028	August 1, 2025
	Class C	1.70%	July 31, 2028	August 1, 2025
	Class I	0.55%	July 31, 2028	August 1, 2025
	Class I-2	0.65%	July 31, 2028	August 1, 2025
Aristotle Small/Mid Cap Equity Fund	Class A	1.20%	July 31, 2028	August 1, 2025
	Class C	1.95%	July 31, 2028	August 1, 2025
	Class I	0.85%	July 31, 2028	August 1, 2025
	Class I-2	0.95%	July 31, 2028	August 1, 2025
Aristotle Small Cap Equity Fund	Class A	1.20%	July 31, 2028	August 1, 2025
	Class C	1.95%	July 31, 2028	August 1, 2025
	Class I	0.90%	July 31, 2028	August 1, 2026
	Class I-2	0.90%	July 31, 2028	August 1, 2026
	Class R6	0.85%	July 31, 2028	August 1, 2025

Aristotle Portfolio Optimization Conservative Fund	Class A	1.22%	July 31, 2028	August 1, 2025
	Class C	1.97%	July 31, 2028	August 1, 2025
	Class I-2	0.97%	July 31, 2028	August 1, 2025
Aristotle Portfolio Optimization Moderate Conservative Fund	Class A	1.22%	July 31, 2028	August 1, 2025
	Class C	1.97%	July 31, 2028	August 1, 2025
	Class I-2	0.97%	July 31, 2028	August 1, 2025
Aristotle Portfolio Optimization Moderate Fund	Class A	1.23%	July 31, 2028	August 1, 2025
	Class C	1.98%	July 31, 2028	August 1, 2025
	Class I-2	0.98%	July 31, 2028	August 1, 2025
Aristotle Portfolio Optimization Growth Fund	Class A	1.25%	July 31, 2028	August 1, 2025
	Class C	2.00%	July 31, 2028	August 1, 2025
	Class I-2	1.00%	July 31, 2028	August 1, 2025
Aristotle Portfolio Optimization Aggressive Growth Fund	Class A	1.26%	July 31, 2028	August 1, 2025
	Class C	2.01%	July 31, 2028	August 1, 2025
	Class I-2	1.01%	July 31, 2028	August 1, 2025
Aristotle Growth Equity Fund	Class I	0.70%	July 31, 2028	August 1, 2025
Aristotle International Equity Fund	Class I	0.78%	July 31, 2028	August 1, 2026
	Class I-2	0.78%	July 31, 2028	August 1, 2026
Aristotle Value Equity Fund	Class I	0.69%	July 31, 2028	August 1, 2026
	Class I-2	0.69%	July 31, 2028	August 1, 2026
	Class R6	0.61%	July 31, 2028	August 1, 2026
Aristotle/Saul Global Equity Fund	Class I	0.78%	July 31, 2028	August 1, 2026
	Class I-2	0.78%	July 31, 2028	August 1, 2026
Aristotle Core Equity Fund	Class I	0.65%	July 31, 2028	August 1, 2026
	Class I-2	0.65%	July 31, 2028	August 1, 2026
* Fees waived pursuant to this Agreement prior to the Recoupment Eligibility and Revised Expense Exclusions Date indicated in this Schedule A may never be recouped. With respect to each applicable share class of each Fund in this Schedule A, the Expense Limit described in Section 2.a shall apply until the date indicated in this Schedule A; following such date, the Expense Limit described in Section 2.b. shall apply.
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